                                                                    EXHIBIT 10.6

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                            STOCK PURCHASE AGREEMENT


                                     among:


                         ENERGY AUCTION EXCHANGE, INC.,
                             a Delaware corporation;


                                       and


                              KENNETH R. OLIVE, JR.

                                  ALLAN C. KING

                                  ALLAN G. KING

                                  DUANE H. KING

                              GWENDOLYN KING KINNEY

                                  DAVID R. KING

                            ROBERT E. ZIMMERMAN, JR.

                                 R.E. ZIMMERMAN

                            MICHAEL W. O'SHAUGHNESSY



                         -------------------------------

                          Dated as of December 30, 1999

                         -------------------------------


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


                                TABLE OF CONTENTS


                                                                                   PAGE
SECTION 1.     SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS....................1

      1.1      Sale and Purchase of Shares..........................................1

      1.2      Purchase Price.......................................................1

      1.3      Closing..............................................................2

      1.4      Exchange of Certificates.............................................2

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS...........2

      2.1      Execution, Delivery and Performance of Agreement; Authority..........3

      2.2      Noncontravention.....................................................3

      2.3      Brokers' Fees........................................................3

      2.4      Company Shares.......................................................3

      2.5      Investment Representations...........................................4

               (a)      Selling Shareholder Bears Economic Risk.....................4

               (b)      Acquisition for Own Account.................................4

               (c)      Selling Shareholder Can Protect Its Interest................4

               (d)      Accredited Investor.........................................4

               (e)      Rule 144....................................................4

               (f)      Residence...................................................5

      2.6      Transfer Restrictions................................................5

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER......................5

      3.1      Due Organization.....................................................5

      3.2      Execution, Delivery and Performance of Agreement; Authority..........5

      3.3      Capitalization.......................................................5

      3.4      Purchaser's Series B Stock...........................................5

      3.5      Noncontravention.....................................................6

SECTION 4.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER.................6

      4.1      Accuracy of Representations..........................................6

      4.2      Performance of Covenants.............................................6

      4.3      Consents.............................................................6

      4.4      Agreements and Documents.............................................6


                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                   PAGE
      4.5      Securities Law Compliance............................................6

      4.6      No Restraints........................................................7

      4.7      No Proceedings.......................................................7

      4.8      Corporate Approvals..................................................7

SECTION 5.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING SHAREHOLDERS......7

      5.1      Accuracy of Representations..........................................7

      5.2      Performance of Covenants.............................................7

      5.3      Agreements and Documents.............................................7

      5.4      No Restraints........................................................8

      5.5      Corporate Approvals..................................................8

SECTION 6.     INDEMNIFICATION, ETC.................................................8

      6.1      Survival of Representations, Etc.....................................8

      6.2      Indemnification by Selling Shareholders..............................8

      6.3      Indemnification by the Purchaser.....................................9

SECTION 7.     MISCELLANEOUS PROVISIONS.............................................9

      7.1      Further Assurances...................................................9

      7.2      Fees and Expenses....................................................9

      7.3      Attorneys' Fees......................................................9

      7.4      Notices.............................................................10

      7.5      Confidentiality.....................................................10

      7.6      Headings............................................................11

      7.7      Counterparts........................................................11

      7.8      Governing Law.......................................................11

      7.9      Successors and Assigns..............................................11

      7.10     Remedies Cumulative; Specific Performance...........................11

      7.11     Amendments and Waiver...............................................11

      7.12     Severability........................................................11

      7.13     Parties in Interest.................................................12

      7.14     Entire Agreement....................................................12

      7.15     Construction........................................................12


                                      ii.

                                    EXHIBITS



Exhibit A   -   Allocation of Purchase Price and Issuance Instructions

Exhibit B   -   Second Amended and Restated Investors Rights Agreement

Exhibit C   -   Amended and Restated Certificate of Incorporation of Purchaser









                                      iii.

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("AGREEMENT") is made and entered into as of December 30, 1999, by and among ENERGY AUCTION EXCHANGE, INC., a Delaware corporation (the "PURCHASER"), and the following shareholders of The Petroleum Clearinghouse, Inc. (the "COMPANY"): Kenneth R. Olive, Jr., Allan C. King, Allan
G. King, Duane H. King, Gwendolyn King Kinney, David R. King, Robert E. Zimmerman, Jr., R.E. Zimmerman and Michael W. O'Shaughnessy (collectively the "SELLING SHAREHOLDERS", and each a "SELLING SHAREHOLDER").

                                    RECITALS

         A. The Selling Shareholders own an aggregate of four thousand (4,000) shares of Common Stock (collectively, the "SHARES") of the Company, which constitute all of the issued and outstanding capital stock and options, warrants or other rights to purchase capital stock of the Company other than the shares of Common Stock acquired by the Purchaser pursuant to that certain Stock Purchase Agreement, dated June 1, 1999, among the Purchaser, the Company and the Selling Shareholders (the "PRIOR PURCHASE AGREEMENT").

         B. On August 4, 1999, the Selling Shareholders and the Purchaser reached an agreement regarding the number of shares of Series B Stock that would be issued in exchange for the Shares.

         C. The Selling Shareholders wish to sell the Shares to the Purchaser on the terms set forth in this Agreement (the "ACQUISITION") and in accordance with the terms of the agreement reached on August 4, 1999 and that certain Shareholders Agreement, dated June 1, 1999, among the Purchaser, the Company and the Selling Shareholders (the "SHAREHOLDERS AGREEMENT").


                                    AGREEMENT

         The parties to this Agreement agree as follows:

SECTION 1. SALE AND PURCHASE OF SHARES; RELATED TRANSACTIONS

         1.1 SALE AND PURCHASE OF SHARES. At the Closing (as hereinafter defined), the Selling Shareholders shall sell, assign, transfer and deliver the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Selling Shareholders on the terms and subject to the conditions set forth in this Agreement.

         1.2 PURCHASE PRICE. Subject to Section 1.4, at the Closing, by virtue of the Acquisition and without any further action on the part of the Purchaser or the Selling Shareholders, the Shares are converted into the right to receive an aggregate of four hundred fifty-five thousand one hundred twenty (455,120) shares of Series B Preferred Stock of Purchaser (the "SERIES B STOCK") which are convertible into shares of the Purchaser's common stock (the "CONVERSION SHARES"), in accordance with the amounts set forth on Exhibit A hereto. The Series B Stock to be issued pursuant to this Section 1.2(a) shall be referred to as the "PURCHASE PRICE."


                                       1.

         1.3   CLOSING.

               (a) The closing of the sale of the Shares to the Purchaser (the "CLOSING") shall take place at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302 on December 30, 1999 or at such other place or time as the parties may agree (the "CLOSING DATE").

               (b) At the Closing, the parties shall have executed and delivered each of the agreements required to be executed and delivered pursuant to Sections 4.4 and 5.3.

         1.4   EXCHANGE OF CERTIFICATES.

               (a) At the Closing, the Selling Shareholders will deliver to the Purchaser stock certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents and the buyer will deliver certificates representing shares of Series B Stock in the names and amounts set forth on Exhibit A.

               (b) The shares of Series B Stock to be issued in the Acquisition shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

         First Legend:

               "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

         Second Legend:

               "THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, DATED DECEMBER 30, 1999, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE ISSUER."

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS

         Each of the Selling Shareholders severally represents and warrants to the Purchaser that the statements contained in this Section 2 are true and correct as of the date of this Agreement with respect to himself or herself.


                                       2.

         2.1 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. The Selling Shareholder has the full legal right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to carry out the transactions contemplated hereby. All proceedings required to be taken by the Selling Shareholder to authorize the execution, delivery and performance of this Agreement and the Second Amended and Restated Investors' Rights Agreement, of even date herewith (the "RIGHTS AGREEMENT") to which it is a party have been properly taken. Each of this Agreement and the Rights Agreement constitute valid and binding obligations of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Selling Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency, including, without limitation, the SEC, in order to consummate the transactions contemplated by this Agreement, except for any required filings with the NASD.

         2.2 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Selling Shareholder is subject, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Selling Shareholder is a party or by which he or she is bound or to which any of his or her assets is subject, or
(c) result in a breach of any confidentiality, non-competition or similar agreement to which the Selling Shareholder is a party.

         2.3 BROKERS' FEES. The Selling Shareholder has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

         2.4 COMPANY SHARES. The Selling Shareholder holds of record and owns beneficially the number of Shares set forth next to his or her name in Exhibit A, free and clear of any restrictions on transfer (other than any restrictions under the Shareholders Agreement, the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. The Selling Shareholder is not a party to any option, warrant, purchase right or other contract or commitment that could require the Selling Shareholder to sell, transfer or otherwise dispose of any capital stock of the Company (other than the Shareholders Agreement). The Selling Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company (other than the Shareholders Agreement). The Shares constitute all of the issued and outstanding shares of capital stock of the Company and all rights to acquire shares other than the shares of capital stock and rights to acquire capital stock held by the Purchaser pursuant to the Prior Purchase Agreement and the Shareholders Agreement and other than any shares issued or rights to acquire shares that have occurred on or after June 1, 1999 and have been approved by the Purchaser.


                                       3.

         2.5 INVESTMENT REPRESENTATIONS. The Selling Shareholder understands that neither the Series B Stock nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Selling Shareholder also understands that the shares of Series B Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Selling Shareholder's representations contained in the Agreement. Each Selling Shareholder hereby represents and warrants as follows:

               (a) SELLING SHAREHOLDER BEARS ECONOMIC RISK. The Selling Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Purchaser so that it is capable of evaluating the merits and risks of its investment in the Purchaser and has the capacity to protect its own interests. Selling Shareholder must bear the economic risk of this investment indefinitely unless the shares of Series B Stock (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. The Selling Shareholder understands that the Purchaser has no present intention of registering the Series B Stock, the Conversion Shares or any shares of its Common Stock. The Selling Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Selling Shareholder to transfer all or any portion of the Series B Stock (or the Conversion Shares) under the circumstances, in the amounts or at the times Selling Shareholder might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. The Selling Shareholder is acquiring the Series B Stock (or the Conversion Shares) for Selling Shareholder's own account for investment only, and not with a view towards their distribution.

               (c) SELLING SHAREHOLDER CAN PROTECT ITS INTEREST. The Selling Shareholder represents that by reason of its, or of its management's, business or financial experience, the Selling Shareholder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Selling Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

               (d) ACCREDITED INVESTOR. The Selling Shareholder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) RULE 144. The Selling Shareholder acknowledges and agrees that the Series B Stock, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Selling Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Purchaser, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.


                                       4.

               (f) RESIDENCE. The Selling Shareholder resides in the state or province identified in the address of the Selling Shareholder set forth on Exhibit A.

         2.6 TRANSFER RESTRICTIONS. The Selling Shareholder acknowledges and agrees that the Series B Stock and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Second Amended and Restated Investors' Rights Agreement of even date herewith (the "RIGHTS AGREEMENT").

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Selling Shareholders as follows:

         3.1 DUE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used.

         3.2 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. The Purchaser has the full legal right, power and authority to enter into this Agreement and the related agreements referred to herein to which it is a party and to carry out the transactions contemplated hereby. All proceedings required to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and the Rights Agreement to which it is a party have been properly taken. Each of this Agreement and the Rights Agreement to which the Purchaser is a party constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 CAPITALIZATION. The authorized capital stock of the Purchaser, immediately prior to the closing, will consist of (a) fifteen million (15,000,000) shares of Common Stock, five hundred thousand (500,000) of which are issued and outstanding, five hundred thousand (500,000) of which are reserved for issuance pursuant to the Purchaser's 1999 Equity Incentive Plan and ten thousand (10,000) of which are reserved for issuance pursuant to outstanding warrants and (b) three million (3,000,000) shares of Preferred Stock, 2,000,000 of which are designated Series A Preferred Stock, 1,906,137 of which are issued and outstanding; and 500,000 of which are designated Series B Preferred Stock, none of which are issued and outstanding.

         3.4 PURCHASER'S SERIES B STOCK. The Purchaser's Series B Stock will, upon delivery to the Selling Shareholders, be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof (except as otherwise set forth herein), other than liabilities imposed upon stockholders generally by the provisions of the Delaware General Corporation Law and will not be subject to any other restrictions, except as may be imposed by applicable law or as set forth in this Agreement, the Investors' Rights Agreement or the Purchaser's Restated Certificate of Incorporation.


                                       5.

         3.5 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Purchaser is subject, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Purchaser is a party or by which he or she is bound or to which any of his or her assets is subject, or (c) result in a breach of any confidentiality, non-competition or similar agreement to which the Purchaser is a party.

         3.6 BROKERS FEES. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable or obligated.

SECTION 4. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligation of the Purchaser to effect the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in accordance with Section 7.12):

         4.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Selling Shareholders in this Agreement shall have been accurate in all material respects as of the Closing Date.

         4.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that any of the Selling Shareholders is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         4.3 CONSENTS. All consents required to be obtained in connection with the this Agreement and the Rights Agreement shall have been obtained and shall be in full force and effect.

         4.4 AGREEMENTS AND DOCUMENTS. The Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) the Rights Agreement, substantially in the form of Exhibit B; and

               (b) such other documents as the Purchaser may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Selling Shareholders, (ii) evidencing the compliance by the Selling Shareholders with, or the performance by the Selling Shareholders of, any covenant or obligation set forth in this Agreement, (iii) evidencing the compliance with any applicable federal or state securities law,
(iv) evidencing the satisfaction of any condition set forth in this Section 4 or
(iv) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.

         4.5 SECURITIES LAW COMPLIANCE. All applicable requirements of the Securities Act and any applicable state securities laws shall have been satisfied.


                                       6.

         4.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

         4.7 NO PROCEEDINGS. No person shall have commenced or threatened to commence any proceeding challenging or seeking the recovery of a material amount of damages in connection with the Acquisition or seeking to prohibit or limit the exercise by the Purchaser of any material right pertaining to its ownership of the Shares.

         4.8 CORPORATE APPROVALS. This Agreement and the Rights Agreement shall have been approved by all necessary corporate action on the part of the Purchaser and the Selling Shareholders.

SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING SHAREHOLDERS

         The obligations of the Selling Shareholders to effect this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Agent (as defined in Section 7.1), in whole or in part, in accordance with Section 7.13):

         5.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made at the Closing Date.

         5.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         5.3 AGREEMENTS AND DOCUMENTS. The Selling Shareholders shall have received the following agreements and documents:

               (a) the Rights Agreement, substantially in the form of Exhibit B;

               (b) an as filed copy of the Restated Certificate of Incorporation of the Purchaser, substantially in the form of Exhibit C, executed by the Purchaser; and

               (c) such other documents as the Selling Shareholders may reasonably request in good faith for the purpose of (i) evidencing the accuracy of any representation or warranty made by the Purchaser, (ii) evidencing the compliance by the Purchaser with, or the performance by the Purchaser of, any covenant or obligation set forth in this Agreement, (iii) evidencing the compliance with any applicable federal or state securities law, (iv) evidencing the satisfaction of any condition set forth in this Section 5 or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated hereby.


                                       7.

         5.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Acquisition shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Acquisition that makes consummation of the Acquisition illegal.

         5.5 CORPORATE APPROVALS. This Agreement and the Rights Agreement shall have been approved by all necessary corporate action on the part of the Purchaser.

SECTION 6. INDEMNIFICATION, ETC.

         6.1   SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations, warranties and covenants of each party pursuant to this Agreement shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, (i) that fraud claims shall survive for the statute of limitations applicable to claims based on such matters, (ii) claims under Sections 2.4 and 2.5 hereof shall survive indefinitely and (iii) that if, at any time prior to the first anniversary of the Closing Date, any party seeking indemnification under this Section 6 (an "INDEMNIFIED PARTY") (acting in good faith) delivers to the party from whom such indemnification is sought (an "INDEMNIFYING PARTY") a written notice alleging the existence of a breach of any of the representations and warranties made by the Indemnifying Party or a breach of any covenant contained herein (and setting forth in reasonable detail the basis for such Indemnified Party's belief that such a breach may exist) and asserting a claim for recovery under Section 6.2 or
Section 6.3, whichever is applicable, based on such alleged breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

               (b) The representations, warranties, covenants and obligations of each Indemnifying Party, and the rights and remedies that may be exercised by each Indemnified Party, shall not be limited or otherwise affected by or as a result of investigation made by any Indemnified Party or any of their Representatives.

         6.2   INDEMNIFICATION BY SELLING SHAREHOLDERS.

               (a) Subject to the provisions of this Section 6, the Selling Shareholders, severally and not jointly, shall indemnify and hold harmless each of the Purchaser Indemnitees from and against the amount of any Damages incurred by any of the Purchaser Indemnitees directly or indirectly as a result of (i) any breach of a representation or warranty of any of the Selling Shareholders contained in Section 2 hereof and (ii) any breach of any covenant or obligation contained herein. "DAMAGES" shall include any loss, damage, injury, reduced value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation or enforcement costs) or expense of any nature, net of insurance recoveries. Throughout this Agreement the term "PURCHASER INDEMNITEES" shall mean the following persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates (including the Company but excluding the Selling Shareholders); (c) the respective officers, directors, employees, agents, attorneys, accountants, advisors and representatives (the "REPRESENTATIVES") of the persons referred to in


                                       8.

clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the persons referred to in clauses "(a)", "(b)" and "(c)" above.

               (b) The Selling Shareholders acknowledge and agree that, if there is any breach as provided in Section 6.2(a), then the Purchaser itself shall be deemed, by virtue of its ownership of the capital stock of the Company, to have incurred Damages as result of such breach or liability. Nothing contained in this Section 6.2(b) shall have the effect of (i) limiting the circumstances under which the Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other type of Damages that the Purchaser may deemed to have incurred (whether in connection with any such breach or liability or otherwise) or (iii) limiting the rights of the Company or any of the other Purchaser Indemnitees under this Section 6.2.

         6.3 INDEMNIFICATION BY THE PURCHASER. Subject to the provisions of this Section 6, the Purchaser shall indemnify and hold harmless each of the Selling Shareholder Indemnitees from and against the amount of any Damages incurred by any of the Selling Shareholder Indemnitees directly or indirectly as a result of (i) any breach of a representation or warranty of the Purchaser contained in Section 3 hereof or in any instrument delivered pursuant to this Agreement or (ii) any breach of any covenant or obligation contained herein. Throughout this Agreement the term "SELLING SHAREHOLDER INDEMNITEES" shall mean the following persons: (a) the Selling Shareholder; and (d) the respective successors and assigns of the Selling Shareholder.

SECTION 7. MISCELLANEOUS PROVISIONS

         7.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated hereby.

         7.2 FEES AND EXPENSES. Subject to Section 6, each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by such party in connection with the transactions contemplated hereby, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by the Purchaser and its Representatives with respect to the Company's business (and the furnishing of information to the Purchaser and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated hereby, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated hereby and the obtaining of any consent required to be obtained in connection with any of the transactions contemplated hereby and (d) the consummation of the Acquisition.

         7.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).


                                       9.

         7.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to the Purchaser:

                        Energy Auction Exchange, Inc.
                        7900 E. Union Ave., Suite 1100
                        Denver, Colorado  80237
                        Attention:  Gary R. Vickers
                        Facsimile: (303) 694-5326

                        with a copy to:

                        Cooley Godward LLP
                        2595 Canyon Blvd., Suite 250
                        Boulder, Colorado  80302
                        Attention:  James C.T. Linfield, Esq.
                        Facsimile: (303) 546-4099

               if to the Agent:

                        Kenneth R. Olive, Jr.
                        390 Benmar, Suite 100
                        P.O. Box 671787
                        Houston, Texas 77060
                        Facsimile:  (281) 873-0055


               if to any of the Individual Selling Shareholders:

                        to the appropriate address set forth on Exhibit A

                        with a copy to:

                        Locke Liddell & Sapp LLP
                        3400 Chase Tower
                        600 Travis
                        Houston, Texas  77002-3095
                        Attention:  Kevin Peter, Esq.
                        Facsimile:  (713)223-3717

         7.5 CONFIDENTIALITY. Without limiting the generality of anything contained in this Agreement on and at all times after the Closing Date, each party shall keep confidential, and shall not use or disclose to any other person, any non-public document or other non-public


                                      10.

information in such party's possession that relates to the business of the Selling Shareholders, the Company or the Purchaser.

         7.6 HEADINGS. The bold-faced section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         7.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         7.8 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

         7.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Selling Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Selling Shareholders; the Purchaser; the Indemnitees; and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 6), in whole or in part, to any other person without obtaining the consent or approval of any other party hereto or of any other person.

         7.10 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         7.11  AMENDMENTS AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Purchaser and the holders of a majority of the Series B Stock (treated as if converted and including any Conversion Shares into which the shares of Series B Stock have been converted that have not been sold to the public).

               (b) The obligations of the Purchaser and the rights of the holders of the Series B Stock and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of a majority of the Series B Stock (treated as if converted and including any Conversion Shares into which the shares of Series B Stock have been converted that have not been sold to the public).

         7.12 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be


                                      11.

invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7.13 PARTIES IN INTEREST. Except for the provisions of Section 6, none of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns (if any).

         7.14 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         7.15  CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]














                                      12.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PURCHASER:                         ENERGY AUCTION EXCHANGE, INC.,
                                     a Delaware corporation


                                   By: /s/ Gary R. Vickers
                                      -----------------------------------------
                                       Gary R. Vickers
                                       President and Chief Executive Officer


SELLING SHAREHOLDERS:              /s/ Kenneth R. Olive, Jr.
                                   --------------------------------------------
                                   Kenneth R. Olive, Jr.

                                   /s/ Allan C. King
                                   --------------------------------------------
                                   Allan C. King

                                   /s/ Allan G. King
                                   --------------------------------------------
                                   Allan G. King

                                   /s/ Duane H. King
                                   --------------------------------------------
                                   Duane H. King

                                   /s/ Gwendolyn King Kinney
                                   --------------------------------------------
                                   Gwendolyn King Kinney

                                   /s/ David R. King
                                   --------------------------------------------
                                   David R. King

                                   /s/ Robert E. Zimmerman, Jr.
                                   --------------------------------------------
                                   Robert E. Zimmerman, Jr.

                                   /s/ R.E. Zimmerman
                                   --------------------------------------------
                                   R.E. Zimmerman

                                   /s/ Michael W. O'Shaughnessy
                                   --------------------------------------------
                                   Michael W. O'Shaughnessy



                                      13.

                                    EXHIBIT A

                          ALLOCATION OF PURCHASE PRICE


                                                   AGGREGATE SHARES OF
NAME OF SELLING SHAREHOLDER                          SERIES B STOCK
------------------------------------------    ---------------------------------
Kenneth R. Olive, Jr.                                   341,340
2410 Pleasant Creek Drive
Kingwood, TX  22345

Allen C. King                                            12,743
800 Bering Drive, Suite 305
Houston, Texas  77057

Allan G. King                                            17,522
705 Camelot Lane
Houston, Texas  77024

Duane H. King                                            28,445
9821 Katy Freeway, Suite 800
Houston, Texas  77024

Gwendolyn King Kinney                                     6,827
800 Bering Drive, Suite 305
Houston, Texas  77057

David R. King                                             4,551
1802 Forest Trail
Austin, Texas  78703

Robert E. Zimmerman, Jr.                                 21,846
1616 S. Voss, Suite 830
Houston, Texas  77057

R.E. Zimmerman                                           10,923
5005 Woodway, Suite 300
Houston, Texas  77056

Michael W. O'Shaughnessy                                 10,923
P.O. Box 29
Denver, Colorado  80201

                                    EXHIBIT B

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT